Exhibit 99.1

   Red Hat Delivers Record Revenue, Cash Flows from Operations, and Operating
                            Income in Third Quarter

    RALEIGH, N.C.--(BUSINESS WIRE)--Dec. 18, 2003--

    Growth in Enterprise Subscription Volumes Accelerates to 33,000 New Subscriptions, Drives 40% Sequential Growth in Deferred Revenue

    Red Hat, Inc. (NASDAQ: RHAT), the world's premier open source and Linux provider, today reported financial results for its third quarter of fiscal year 2004.
    In the third quarter of fiscal 2004, Red Hat reported revenue of $33.1 million, a sequential increase of 15% compared to $28.8 million in the second quarter of fiscal 2004, and a year-over-year increase of 36%.
    The company also reported net income of $4.1 million, or $0.02 per share. This compares to a net income of $3.3 million, or $0.02 per share, in the prior quarter, and a net income of $214,000, or break-even per share, in the same quarter a year ago.
    The company generated $12.0 million, or $0.07 per share, in positive cash flow from operations during the second quarter, bringing positive cash flows from operations to $27.9 million for the nine months ended November 30, 2003. The company ended the third quarter with a cash and investments balance of $329 million, a sequential increase of $22 million and a year-over-year increase of $42 million.
    The company reported a net operating profit of $1.5 million, compared to a net operating profit of $240,000 in the prior quarter and a net operating loss of $2.9 million in the third quarter of the prior year. Excluding stock-based compensation and amortization of intangibles, operating margin was 6.2% in the quarter, up from 2.9% in the previous quarter.

    Highlights for the third quarter include:
    Third quarter sales of annual subscriptions for the Red Hat Enterprise Linux family of technologies increased sequentially by 7,000 subscriptions, or 27%, to approximately 33,000 subscriptions. Renewal rates for Red Hat Enterprise Linux approximated 90% for the second consecutive quarter. Deferred revenue increased 40% sequentially, to $42.3 million. Gross margins remained strong, with blended gross margins at 72%, and gross margins of Enterprise subscriptions remaining constant at 88%."Our revenue growth accelerated in the third quarter, which translated to increased operating income and cash flows from operations," said Kevin Thompson, Red Hat Executive Vice President and Chief Financial Officer. "The subscription revenue model has developed sufficient maturity to enable us to drive consistent sequential increases in quarterly revenue."

    About Red Hat, Inc.

    Red Hat is the world's premier open source and Linux provider. Red Hat is headquartered in Raleigh, N.C. and has offices worldwide. For investor inquiries, contact Gabriel Szulik at Red Hat, (919) 754-3700, ext. 44439. More information about Red Hat is available at www.redhat. com.

    FORWARD-LOOKING STATEMENTS

    Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, management's plans and objectives for future operations and management's assessment of market factors, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, reliance upon strategic relationships, management of growth, the possibility of undetected software errors, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures, the viability of the Internet, and other risks detailed in Red Hat's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's Web site at http://www.sec.gov.


                             RED HAT, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands - except per share amounts)

                       Three Months Ended           Nine Months Ended
                 ------------------------------   -------------------
                  Nov. 30,  Aug. 31,  Nov. 30,     Nov. 30,  Nov. 30,
                    2003      2003      2002         2003      2002
                 ------------------------------   --------   --------
                           (Unaudited)                (Unaudited)

Subscription and services revenue:
 Subscription:
  Enterprise
   technologies  $17,779    $14,918     $6,891    $44,986    $19,284
  Retail           3,727      3,121      5,557     11,310     12,364
  Embedded           466        490        709      1,602      2,511
                 --------   --------   --------   --------   --------
   Total
    subscription
     revenue       21,972     18,529     13,157     57,898     34,159
                 --------   --------   --------   --------   --------
 Services:
  Enterprise
   technologies    9,887      9,147     10,071     28,073     27,831
  Embedded
   development
    services       1,229      1,173      1,050      3,148      3,044
                 --------   --------   --------   --------   --------
   Total
    services
     revenue      11,116     10,320     11,121     31,221     30,875
                 --------   --------   --------   --------   --------
    Total
     subscription
      and services
       revenue    33,088     28,849     24,278     89,119     65,034
                 --------   --------   --------   --------   --------
Cost of subscription
 and services
  revenue:
 Subscription:
  Enterprise
   technologies
    and retail     2,684      2,220      2,285      7,878      6,083
  Embedded            69         90        124        288        374
                 --------   --------   --------   --------   --------
   Total cost of
    subscription
     revenue       2,753      2,310      2,409      8,166      6,457
                 --------   --------   --------   --------   --------
 Services:
  Enterprise
   technologies    5,356      4,976      4,911     15,197     13,659
  Embedded
   development
    services       1,003        695        868      2,482      2,960
                 --------   --------   --------   --------   --------
   Total cost of
    services
     revenue       6,359      5,671      5,779     17,679     16,619
                 --------   --------   --------   --------   --------
    Total cost of
     subscription
      and services
       revenue     9,112      7,981      8,188     25,845     23,076
                 --------   --------   --------   --------   --------
Gross profit
 enterprise
  technologies and
   retail         23,353     19,990     15,323     61,294     39,737
Gross profit
 embedded            623        878        767      1,980      2,221
                 --------   --------   --------   --------   --------
 Total gross
  profit          23,976     20,868     16,090     63,274     41,958
Operating expense:
 Sales and
  marketing       10,064      9,570      8,147     28,386     24,534
 Research and
  development      7,002      6,104      5,422     18,885     15,026
 General and
  administrative   4,873      4,356      3,995     13,288     11,050
 Mergers and
  acquisitions
   and other           -          -          -          -     2,268(a)
 Stock-based
  compensation and
   amortization of
    intangibles     537(b)     598(b)   1,420(b)   2,037(b)    3885(b)
                 --------   --------   --------   --------   --------
  Total operating
   expense        22,476     20,628     18,984     62,596     56,763
                 --------   --------   --------   --------   --------
Gain (loss) from
 operations before
  extraordinary
   item            1,500        240     (2,894)       678    (14,805)
Other income
 (expense), net    2,645      3,097      3,108      8,323      8,741
                 --------   --------   --------   --------   --------
Net income (loss)
 before
  extraordinary
   item            4,145      3,337        214      9,001     (6,064)
                 --------   --------   --------   --------   --------
Extraordinary
 item-loss on
  disposal of
   discontinued
    operations         -          -          -          -       (261)
                 --------   --------   --------   --------   --------
Net income (loss) $4,145     $3,337       $214     $9,001    ($6,325)
                 ========   ========   ========   ========   ========
Basic income
 (loss) per
  common share
Net income (loss)
 before
  extraordinary
   item            $0.02      $0.02      $0.00      $0.05     ($0.04)
Extraordinary
 item-loss on
  disposal of
   discontinued
    operations         -          -          -          -      (0.00)
                 --------   --------   --------   --------   --------
Net income (loss)  $0.02      $0.02      $0.00      $0.05     ($0.04)
                 ========   ========   ========   ========   ========
Diluted income
 (loss) per
  common share
Net income (loss)
 before
  extraordinary
   item            $0.02      $0.02      $0.00      $0.05     ($0.04)
Extraordinary
 item-loss on
  disposal of
   discontinued
    operations         -          -          -          -      (0.00)
                 --------   --------   --------   --------   --------

Net income (loss)  $0.02      $0.02      $0.00      $0.05     ($0.04)
                 ========   ========   ========   ========   ========
Weighted average
 shares
  outstanding:
 Basic           173,996    172,127    170,183    172,417    169,995
 Diluted         184,210    182,377    178,268    185,641    169,995

   (a) This amount represents costs related to integration of acquisitions, primarily severance and duplicate facilities, that are not part of recurring operations and a restructuring charge representing severance costs associated with the completion of the restructuring of our embedded business which began in Q4 of fiscal 2002.

   (b) This amount represents amortization of deferred compensation which was primarily related to acquisitions made in prior periods and amortization of intangible assets related to acquisitions made by the Company.

                             RED HAT, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                ASSETS

                                                    Nov. 30   Feb. 28
                                                      2003      2003
                                                   --------- ---------
Assets:
  Cash and investments in debt securities          $328,809  $292,340
  Accounts receivable, net                           30,292    17,429
  Estimated earnings in excess of billings            5,364     6,978
  Inventory                                             614       799
  Prepaid expenses and other assets                   8,971     8,993
  Property and equipment, net                        24,745    22,972
  Goodwill and intangibles, net                      41,048    40,828
                                                   --------- ---------
    Total assets                                   $439,843  $390,339
                                                   ========= =========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable                                   $4,628    $5,502
  Accrued expenses                                    8,559     7,614
  Deferred revenue                                   42,270    17,779
  Deferred lease credits                              5,399     5,382
  Other liabilities                                  16,703    17,641
                                                   --------- ---------
    Total liabilities                                77,559    53,918
Commitments and contingencies                             -         -
Stockholders' equity:
  Noncontrolling interest in subsidiary                 292       115
  Preferred stock                                         -         -
  Common stock                                           18        17
  Additional paid-in capital                        647,301   630,798
  Deferred compensation                                (562)   (2,403)
  Accumulated deficit                              (281,403) (290,404)
  Treasury stock, at cost                            (7,436)   (7,436)
  Accumulated other comprehensive income              4,074     5,734
                                                   --------- ---------
    Total stockholders' equity                      362,284   336,421
                                                   --------- ---------
    Total liabilities and stockholders' equity     $439,843  $390,339
                                                   ========= =========

   Note: Balance sheet as presented above is not classified with regard to GAAP maturities of cash and investments in debt Securities.

                             RED HAT, INC.
                           CASH FLOW SUMMARY
                            (In thousands)

                                                     Three     Three
                                                     Months    Months
                                                     Ended     Ended
                                                    Nov. 30,  Nov. 30,
                                                      2003      2002
                                                   -------------------
Net income (loss)                                    $4,145      $214
Non-cash expenses                                     2,382     2,652
Net change in working capital items                   5,512    (1,855)
                                                   --------- ---------
Net  cash provided by operating activities           12,039     1,011
Cash flows from investing activities:
          Purchases of property and equipment        (1,416)   (2,620)
          Net change in market value of debt
           securities                                  (202)     (123)
                                                   --------- ---------
Net cash provided by (used in) investing activities (1,618) (2,743) Net cash provided by (used in) financing
 activities                                          10,846      (173)
Effect of foreign currency exchange rates on cash
and cash equivalents                                    809       (31)
                                                   --------- ---------
Net increase in cash and investments                 22,076    (1,936)
Cash and investments at beginning of period         306,733   288,545
                                                   --------- ---------
Cash and investments at end of period              $328,809  $286,609
                                                   ========= =========



    CONTACT: Red Hat, Inc.
             Leigh Day or Gabriel Szulik, 919-754-3700 lday@redhat.com or gszulik@redhat.com